EXHIBIT 99.1

Dynatronics Announces Appointment of New Chief Information Officer; Krier to add Chief Financial Officer responsibilities

Senior leadership realignment focused on continuing to deliver sales growth and enhanced profitability.

EAGAN, MN / ACCESSWIRE / July 6, 2022 / Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced changes to its management team. John Krier, Dynatronics’ CEO, will resume his role as Chief Financial Officer in addition to retaining his position as CEO. Mike Withers, a highly experienced information technology executive, is joining the Company as Chief Information Officer. These appointments are designed to streamline operations, improve profitability and continue to generate above-market revenue growth.

Management Realigned and Strengthened

CEO John Krier announced “When our former CEO Brian Baker returned to Dynatronics as our Chief Operating Officer in January 2022, the board and I began to discuss me returning to my triple role of CEO, CFO, and commercial growth leader, which I held prior to November 2020.” As part of this leadership streamlining, Norm Roegner, our current CFO, will be leaving in July 2022.

In his tenure as CFO, Norm strengthened the finance department, and improved operating and financial discipline. “We greatly appreciate Norm’s many important contributions, recognize the notable company achievements during his time, and wish him much success going forward,” said Mr. Krier.

"Dynatronics is an extraordinary company and it has been an honor to serve as CFO," said Norm Roegner. "I am proud of our collective achievements and am very pleased the Company is well-positioned for long-term growth."

Chief Information Officer Joining Management Team

Mike Withers will join Dynatronics in July 2022 as its Chief Information Officer and a member of its management team. The CIO position had been vacant since 2020. Mr. Withers will ensure the Company’s enterprise-wide IT systems align with Dynatroncs’ operational objectives, including de novo system implementations and system upgrades. “We are excited to welcome Mike to Dynatronics. He is known for his 20+ years of experience leading information systems teams and projects for dynamic, multinational companies with a track record of excellence and comes to Dynatronics with a working familiarity with this management team,” said Mr. Krier.

Before joining Dynatronics, Mr. Withers was the Vice President of Information Technology at SeaSpine, a medical technology company. His industry experience includes medical technology, aerospace, software, telecommunications, networking, and entertainment. Mr. Withers holds a Master of Business Administration in Information Systems from California State University and a Bachelor of Science in Business Administration from California State Polytechnic University.

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About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the company's annual, quarterly and other reports filed with the Securities and Exchange Commission.

Contact:

Dynatronics Corporation

Investor Relations

Skyler Black

(801) 676-7201

ir@dynatronics.com

Darrow Associates

Jeff Christensen, Managing Director

(703) 297-6917

jchristensen@darrowir.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation

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